Exhibit 4.2

Execution Version

Cemex, S.A.B. de C.V.,

as Company

Cemex Corp.,

as Guarantor

and

The Bank of New York Mellon,

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of June 5, 2026

5.750% Senior Notes due 2036

i

ii

FIRST SUPPLEMENTAL INDENTURE, dated as of June 5, 2026 (this “First Supplemental Indenture”), among (i) Cemex, S.A.B. de C.V., a sociedad anónima bursátil de capital variable organized and existing under the laws of the United Mexican States (“Mexico”) (the “Company”), having its principal office at Avenida Ricardo Margáin Zozaya #325, Colonia Valle del Campestre, San Pedro Garza García, Nuevo León, Mexico; (ii) Cemex Corp., as guarantor (the “Guarantor”); and (iii) The Bank of New York Mellon, a corporation duly organized and existing under the laws of the State of New York authorized to conduct a banking business, as trustee (the “Trustee”), to the Indenture, dated as of June 5, 2026 (the “Base Indenture” and, together with this First Supplemental Indenture, herein called the “Indenture”), between the Company and the Trustee.

W I T N E S S E T H:

WHEREAS, Section 3.01 of the Base Indenture provides for the issuance from time to time thereunder, in series, of Securities of the Company, and Section 14.01 of the Base Indenture provides for the establishment of the form or terms of Securities issued thereunder through one or more supplemental indentures;

WHEREAS, the Company desires by this First Supplemental Indenture to create a series of Securities to be issued under the Base Indenture, as supplemented by this First Supplemental Indenture, and to be known as the Company’s “5.750% Senior Notes due 2036” (the “Notes”), which are to be initially limited in aggregate principal amount as specified in this First Supplemental Indenture and the terms and provisions of which are to be as specified in this First Supplemental Indenture;

WHEREAS, the Company and the Guarantor have duly authorized the execution and delivery of this First Supplemental Indenture to establish the Notes as a series of Securities under the Base Indenture and to provide for, among other things, the issuance and form of the Notes and the terms, provisions and conditions thereof, covenants for purposes of the Notes and the Holders thereof and the guarantees of the Guarantor with respect to the Company’s Obligations under the Indenture and the Notes; and

WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of the Company and the Guarantor, in accordance with its terms, have been done.

NOW, THEREFORE, for and in consideration of the premises and the purchase and acceptance of the Notes by the Holders thereof and for the purpose of setting forth, as provided in the Base Indenture, the form of the Notes and the terms, provisions, conditions and guarantees thereof, the Company and the Guarantor covenant and agree with the Trustee as follows:

ARTICLE ONE

BASE INDENTURE AND DEFINITIONS

Section 1.01 Provisions of the Base Indenture.

Except insofar as herein otherwise expressly provided, all the definitions, provisions, terms and conditions of the Base Indenture shall remain in full force and effect. The Base Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture and this First Supplemental Indenture shall be read, taken and considered as one and the same instrument for all purposes and every Holder of Notes authenticated and delivered under this First Supplemental Indenture shall be bound hereby. This First Supplemental Indenture shall not modify, amend or otherwise affect the Base Indenture insofar as it relates to any other series of Securities or modify, amend or otherwise affect in any manner the terms and conditions of the Securities of any other series. Notwithstanding any other provision of this Section 1.01, the Base Indenture or this First Supplemental Indenture to the contrary, to the extent any provisions of or definitions in this First Supplemental Indenture or any Note issued hereunder shall conflict with any provision of or definition in the Base Indenture, the provisions of and definitions in this First Supplemental Indenture shall govern, including without limitation the definitions set forth in Section 1.02, the terms and conditions of the Notes set forth in Article Two and the provisions of Article Four of this First Supplemental Indenture.

Section 1.02 Definitions.

For all purposes of the Base Indenture, this First Supplemental Indenture and the Notes, except as otherwise expressly provided or unless the subject matter or context otherwise requires:

(a) any reference to an “Article” or a “Section” refers to an Article or Section, as the case may be, of this First Supplemental Indenture;

(b) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

(c) all terms used in this First Supplemental Indenture that are not defined herein shall have the meanings assigned to them in the Base Indenture;

(d) the term “Securities,” as defined in the Base Indenture and as used therein (including in any definition therein), shall be deemed to include or refer to, as applicable, the Notes;

(e) the following terms have the meanings given to them in this Section 1.02(e):

“Additional Amounts” has the meaning set forth in Section 4.04(b) of this First Supplemental Indenture.

“Additional Notes” has the meaning set forth in Section 2.02(b) of this First Supplemental Indenture.

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Authorized Agent” has the meaning set forth in Section 10.08 of this First Supplemental Indenture.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City, Mexico City or London are authorized or required by law, regulation or other governmental action to remain closed.

“Capital Stock” means:

(1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person;

(2) with respect to any Person that is not a corporation, any and all partnership or other equity or ownership interests of such Person; and

(3) any warrants, rights or options to purchase any of the instruments or interests referred to in clause (1) or (2) above, but excluding any Convertible Indebtedness.

“Capitalized Lease Obligation” means, as to any Person, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP; provided that, the amount of obligations attributable to any Capitalized Lease Obligations shall be the amount thereof accounted for as a liability in accordance with GAAP.

“Change of Control” means (1) the consummation of a direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act), or (2) the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) that any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company, its Subsidiaries or any employee benefit plan of the Company or any of its Subsidiaries, has become the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of more than 50% in voting power of the Company’s outstanding Voting Stock. Notwithstanding the foregoing, a transaction will not be deemed to constitute a Change of Control if (1) the Company becomes a direct or indirect Wholly Owned Subsidiary of a holding company and (2)(A) the direct or indirect Holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the Holders of the Company’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no “person” or “group” (other than a holding company satisfying the requirements of this sentence) has beneficial ownership of more than 50% in voting power of the Voting Stock of such holding company.

“Change of Control Payment” has the meaning set forth in Section 4.03(a) of this First Supplemental Indenture.

“Change of Control Payment Date” has the meaning set forth in Section 4.03(b) of this First Supplemental Indenture.

“Change of Control Offer” has the meaning set forth in Section 4.03(b) of this First Supplemental Indenture.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Downgrade Event.

“Code” has the meaning set forth in Section 4.04(b)(viii) of this First Supplemental Indenture.

“Commission” means the U.S. Securities and Exchange Commission.

“Commodity Price Purchase Agreement” means, in respect of any Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person from fluctuations in commodity prices.

“Common Stock” of any Person, means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common equity interests, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common equity interests. For the avoidance of doubt, “Common Stock” of the Company shall be deemed to include the Company’s ordinary participation certificates (certificados de participación ordinaria) and American depositary receipts.

“Consolidated Tangible Assets” means, for any Person at any time, the total consolidated assets of such Person and its Subsidiaries as set forth on the balance sheet as of the most recent fiscal quarter of such Person, prepared in accordance with GAAP, less Intangible Assets.

“Convertible Indebtedness” means any Indebtedness the terms of which provide for conversion into, or exchange for, Common Stock of the Company, cash in lieu thereof and/or a combination of Common Stock of the Company and cash in lieu thereof.

“Covenant Defeasance” has the meaning set forth in Section 9.02 of this First Supplemental Indenture.

“Currency Agreement” means, in respect of any Person, any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party designed to hedge foreign currency risk of such Person.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“disposition” means, with respect to any property, any sale, lease, Sale and Leaseback Transaction, assignment, conveyance, transfer or other disposition thereof.

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the Holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the Holder thereof, in any case, on or prior to the 91st day after the final maturity date of the Notes, but excluding with respect to Mexican companies, any shares of such Mexican company that are part of the variable portion of its Capital Stock and that are redeemable under the Mexican General Law of Business Corporations (Ley General de Sociedades Mercantiles).

“Electronic Means” means the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

“Equity Derivative Agreement” means any equity derivative agreement referencing the Common Stock of the Company entered into in connection with any Convertible Indebtedness, including, but not limited to, any bond hedge, warrant or capped call agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm’s length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided, by the Company in good faith.

“FATCA” has the meaning set forth in Section 4.04(b)(viii) of this First Supplemental Indenture.

“Fitch” means Fitch Ratings and any successor to its rating agency business.

“GAAP” means IFRS as in effect on April 24, 2019. At any time, and from time to time, after the Issue Date, the Company may elect to apply IFRS as in effect at such time in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS as in effect on the date of such election; provided that any such election, once made, shall be irrevocable. The Company shall give notice of any such election to the Trustee.

“Global Note” means a Note that evidences all or part of the Notes and is authenticated and delivered to, and registered in the name of, The Depository Trust Company, or its nominee as the Depositary for such Notes or a nominee thereof, and which shall be considered a “Global Security” under the Base Indenture.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person: (1) to purchase or pay, or advance or supply funds for the purchase or payment of, such Indebtedness of such other Person, whether arising by virtue of partnership arrangements, or by agreement to keep-well to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise, or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided that “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. “Guarantee” used as a verb has a corresponding meaning.

“Hedging Agreement” means any Interest Rate Agreement, Currency Agreement, Commodity Price Purchase Agreement, Transportation Agreement, or Equity Derivative Agreement (or any combination thereof), in each case, not entered into for speculative purposes.

“Hedging Obligations” means the obligations of any Person pursuant to any Hedging Agreement.

“IFRS” means the International Financial Reporting Standards (Accounting Standards), as issued by the International Accounting Standards Board.

“Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Indebtedness or other obligation on the balance sheet of such Person (and “Incurrence,” “Incurred” and “Incurring” shall have meanings correlative to the preceding).

“Indebtedness” means with respect to any Person, without duplication: (1) the principal amount (or, if less, the accreted value) of all obligations of such Person for borrowed money; (2) the principal amount (or, if less, the accreted value) of all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, including any perpetual bonds, debenture notes or similar instruments without regard to maturity date; (3) all Capitalized Lease Obligations of such Person; (4) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all payment obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities accounted for as current liabilities (in accordance with GAAP) arising in the ordinary course of business) to the extent of any reimbursement obligations in respect thereof; (5) reimbursement obligations with respect to letters of credit, banker’s acceptances or similar credit transactions; (6) Guarantees and other contingent obligations of such Person in respect of Indebtedness referred to in clauses (1) through (5) above and clauses (8) through (10) below; (7) all Indebtedness of any other Person of the type referred to in clauses (1) through (6) which is secured by any Lien on any property or asset of the first Person, the amount of such Indebtedness being deemed to be the lesser of the Fair Market Value of such property or asset or the amount of the Indebtedness so secured; (8) all obligations under Hedging Agreements or other derivatives of such Person; (9) all liabilities (contingent or otherwise) of such Person in connection with a sale or other disposition of accounts receivable and related assets (not including Qualified Receivables Transactions), irrespective of their treatment under GAAP or IFRS; and (10) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any; provided that: (a) if the Disqualified Capital Stock does not have a fixed repurchase price, such maximum fixed repurchase price shall be calculated in accordance with the terms of the Disqualified Capital Stock as if the Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and (b) if the maximum fixed repurchase price is based upon, or measured by, the Fair Market Value of the Disqualified Capital Stock, the Fair Market Value shall be the Fair Market Value thereof.

“Intangible Assets” means with respect to any Person all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights and all other items which would be treated as intangibles on the consolidated balance sheet of such Person prepared in accordance with GAAP.

“Interest Rate Agreement” of any Person means any interest rate protection agreement (including, without limitation, interest rate swaps, caps, floors, collars, derivative instruments and similar agreements) and/or other types of hedging agreements designed to hedge interest rate risk of such Person.

“Interest Payment Date” means each June 5 and December 5 of each year.

“Issue Date” means June 5, 2026.

“Legal Defeasance” has the meaning set forth in Section 9.01 of this First Supplemental Indenture.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. The Company or any of its Subsidiaries shall be deemed to own, subject to a Lien, any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease Obligations or other title retention lease relating to such asset, or any account receivable transferred by it with recourse (including any such transfer subject to a holdback or similar arrangement that effectively imposes the risk of collectability on the transferor).

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Note Guarantee” means any guarantee of the Company’s Obligations under the Notes and the Indenture by the Guarantor pursuant to such Indenture.

“Notes” has the meaning set forth in the Recitals.

“Obligations” means, with respect to any Indebtedness, any principal, interest (including, without limitation, Post-Petition Interest), penalties, fees, indemnifications, reimbursements, damages, and other liabilities payable under the documentation governing such Indebtedness, including in the case of the Notes and the Note Guarantee and the Indenture.

“Par Call Date” means March 5, 2036 (the date that is three months prior to the maturity date of the Notes).

“Person” means an individual, partnership, limited partnership, corporation, company, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Permitted Liens” means any of the following:

(1) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or the payment of which is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which such reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made and any other Liens created by operation of law;

(2) Liens incurred or deposits made in the ordinary course of business in connection with (i) workers’ compensation, unemployment insurance and other types of social security or (ii) other insurance maintained by the Company and its Subsidiaries;

(3) Liens for taxes, assessments and other governmental charges the payment of which is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which such reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made;

(4) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

(5) Liens existing on the Issue Date;

(6) (i) any Lien on property acquired by the Company or any of its Subsidiaries after the Issue Date that was existing on the date of acquisition of such property; provided that such Lien was not incurred in anticipation of such acquisition; and (ii) any Lien created to secure all or any part of the purchase price, or to secure Indebtedness incurred or assumed to pay all or any part of the purchase price, of property acquired by the Company or any of its Subsidiaries after the Issue Date; provided, further, that (A) any such Lien permitted pursuant to this clause (6) shall be confined solely to the item or items of property so acquired (including, in the case of any acquisition of a corporation through the acquisition of 51% or more of the voting stock of such corporation, the stock and assets of any acquired Subsidiary or acquiring Subsidiary) and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to, or is acquired for specific use with, such acquired property; and (B) if applicable, any such Lien shall be created within nine months after, in the case of property, its acquisition, or, in the case of improvements, their completion;

(7) any Liens renewing, extending or refunding any Lien permitted by clause (6)(i) above; provided that such Lien is not extended to other property (or, instead, is only extended to equivalent property) and the principal amount of Indebtedness secured by such Lien immediately prior thereto is not increased or the maturity thereof reduced, except that the principal amount secured by any such Lien in respect of:

(a) Hedging Obligations or other derivatives where there are fluctuations in mark-to-market exposures of those Hedging Obligations or other derivatives, and

(b) Indebtedness consisting of any “Certificados Bursátiles de Largo Plazo” or any refinancing thereof, where principal may increase by virtue of capitalization of interest, may be increased by the amount of such fluctuations, capitalizations or drawings, as the case may be;

(8) Liens on Receivables Assets or Capital Stock of a Receivables Subsidiary, in each case, granted in connection with a Qualified Receivables Transaction;

(9) Liens granted pursuant to or in connection with any netting or set-off arrangements entered into in the ordinary course of business;

(10) any Lien permitted by the Trustee, acting on the instructions of at least 50% of the Holders of Notes;

(11) any Lien granted by the Company or any of its Subsidiaries to secure Indebtedness under a Permitted Liquidity Facility; provided that the maximum amount of such Indebtedness secured by such Lien does not exceed $750.0 million at any time;

(12) in addition to the Liens permitted by the foregoing clauses (1) through (11), Liens securing obligations of the Company and its Subsidiaries that in the aggregate secure obligations in an amount not in excess of the greater of (i) 10% of Consolidated Tangible Assets and (ii) $1.5 billion.

“Permitted Liquidity Facility” means a loan facility or facilities made available to the Company or any Subsidiary of the Company; provided that the aggregate principal amount of utilized and unutilized commitments under such facilities must not exceed $1.0 billion (or its equivalent in another currency) at any time.

“Post-Petition Interest” means all interest accrued or accruing after the commencement of any insolvency or liquidation proceeding (and interest that would accrue but for the commencement of any insolvency or liquidation proceeding) in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing any Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such insolvency or liquidation proceeding.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights over any other Capital Stock of such Person with respect to dividends, distributions or mandatory redemptions or upon liquidation.

“Principal Property” means any operational cement production facilities and related fixtures and improvements owned by the Company or any Subsidiary of the Company.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Company or any Subsidiary of the Company pursuant to which the Company or any Subsidiary of the Company may sell, convey, assign or otherwise transfer to a Receivables Entity any Receivables Assets to obtain funding for the operations of the Company and its Subsidiaries:

(1) for which no term of any portion of the Indebtedness or any other obligations (contingent or otherwise) or securities incurred or issued by any Person in connection therewith:

(a) directly or indirectly provides for recourse to, or any obligation of, the Company or any Subsidiary of the Company in any way, whether pursuant to a Guarantee or otherwise, except for Standard Undertakings,

(b) directly or indirectly subjects any property or asset of the Company or any Subsidiary of the Company (other than Capital Stock of a Receivables Subsidiary) to the satisfaction thereof, except for Standard Undertakings, or

(c) results in such Indebtedness, other obligations or securities constituting Indebtedness of the Company or a Subsidiary, including following a default thereunder, and

(d) in connection with which, neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve a Receivable Entity’s financial condition, cause a Receivables Entity to achieve certain levels of operating results, fund losses of a Receivables Entity, or except in connection with Standard Undertakings, purchase assets of a Receivables Entity.

“Rating Agency” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by us as a replacement agency for Fitch, Moody’s or S&P, as the case may be.

“Rating Downgrade Event” means the rating on the Notes is lowered from their rating then in effect as a result of any event or circumstance comprised of or arising as a result of, or in respect of, a Change of Control (or pending Change of Control) by at least two of the Rating Agencies (or, in the event that (i) only two Rating Agencies are providing a rating for the Notes at the commencement of any Trigger Period, by at least one Rating Agency or (ii) only one Rating Agency is providing a rating for the Notes at the commencement of any Trigger Period, by such Rating Agency) on any date during the period (the “Trigger Period”) commencing on the earlier of (i) the occurrence of a Change of Control and (ii) the first public notice of the intention by the Company to effect a Change of Control, and ending 60 days thereafter (which Trigger Period will be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a lowering of a rating shall not be deemed to have occurred in respect of a particular Change of Control if such Rating Agency making the lowering in rating does not publicly announce or confirm or inform the Company in writing that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control. Notwithstanding the foregoing, no Rating Downgrade Event shall be deemed to have occurred as a result of any event or circumstance comprised of or arising as a result of, or in respect of, a Change of Control unless and until such Change of Control has actually been consummated.

“Receivables Assets” means:

(1) accounts receivable, leases, conditional sale agreements, instruments, chattel paper, installment sale contracts, obligations, general intangibles, and other similar assets, in each case, relating to goods, inventory or services of the Company and its Subsidiaries,

(2) equipment and equipment residuals relating to any of the foregoing,

(3) contractual rights, Guarantees, letters of credit, Liens, insurance proceeds, collections and other similar assets, in each case, related to the foregoing, and

(4) proceeds of all of the foregoing.

“Receivables Entity” means a Receivables Subsidiary or any other Person not an Affiliate of the Company, in each case, whose sole business activity is to engage in Qualified Receivables Transactions, including to issue securities or other interests in connection with a Qualified Receivables Transaction.

“Receivables Subsidiary” means any Subsidiary of the Company that engages in no activities other than Qualified Receivables Transactions and activities related thereto and that is designated by the Company as a Receivables Subsidiary. Any such designation by the Company shall be evidenced to the Trustee by filing with the Trustee an Officer’s Certificate of the Company.

“Relevant Taxing Jurisdiction” has the meaning set forth in Section 4.04(b) of this First Supplemental Indenture.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor to its rating agency business.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing to the Company or any of its Subsidiaries of any property, whether owned by the Company or any of its Subsidiaries at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or any of its Subsidiaries to such Person or to any other Person by whom funds have been or are to be advanced on the security of such property.

“Significant Subsidiary” means a Subsidiary of the Company constituting a “Significant Subsidiary” of the Company in accordance with Rule 1-02(w) of Regulation S-X under the Securities Act in effect on the date hereof.

“Standard Undertakings” means representations, warranties, covenants, indemnities and similar obligations, including servicing obligations, entered into by the Company or any Subsidiary of the Company in connection with a Qualified Receivables Transaction, which are customary in similar non-recourse receivables securitization, purchase or financing transactions.

“Subsidiary” means with respect to any Person, any corporation, partnership, joint venture, limited liability company, trust, estate or other entity of which (or in which) more than fifty percent (50%) of (a) in the case of a corporation, the issued and outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time Capital Stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency that has not occurred and is not in the control of such Person), (b) in the case of a limited liability company, partnership or joint venture, the voting or other power to control the actions of such limited liability company, partnership or joint venture or (c) in the case of a trust or estate, the voting or other power to control the actions of such trust or estate, is at the time directly or indirectly owned or controlled by (x) such Person, (y) such Person and one or more of its other Subsidiaries or (z) one or more of such Person’s other Subsidiaries. Unless the context otherwise requires, all references herein to “Subsidiaries” shall refer to a Subsidiary of the Company.

“Successor Company” has the meaning set forth in Section 5.01(a) of this First Supplemental Indenture.

“Successor Guarantor” has the meaning set forth in Section 5.01(e)(1) of this First Supplemental Indenture.

“Taxes” has the meaning set forth in Section 4.04(a) of this First Supplemental Indenture.

“Transportation Agreement” means, in respect of any Person, any agreement or arrangement designed to protect such Person from fluctuations in prices related to transportation.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the redemption date H.15 or any successor designation or publication is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“Triggering Indebtedness” means (i) any debt securities of the Company (other than the Notes (including any Additional Notes)) issued in the capital markets, or (ii) any bilateral or syndicated credit facility extended by any financial institutions to the Company, in each case that has an aggregate principal amount at any one time outstanding in excess of U.S. $250.0 million (or its equivalent in other currencies).

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Voting Stock” with respect to any Person, means securities of any class of Capital Stock of such Person entitling the Holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the board of directors (or equivalent governing body) of such Person.

“Wholly Owned Subsidiary” means, for any Person, any Subsidiary of which at least 99.0% of the outstanding Capital Stock (other than, in the case of a Subsidiary not organized in the United States, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) is owned by such Person or any other Person that satisfies this definition in respect of such Person.

ARTICLE TWO

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.01 Designation, Principal Amount and Interest Rate.

(a) There is hereby authorized and established a series of Securities designated the “5.750% Senior Notes due 2036,” initially in an aggregate principal amount of U.S.$1,500,000,000 (which amount does not include Notes authenticated and delivered upon registration of transfer of, in exchange for, or in lieu of, other Securities of such series pursuant to Sections 3.06, 3.07 or 14.05 of the Base Indenture), which amount shall be specified in the Company Order for the authentication and delivery of Notes pursuant to Section 3.03 of the Base Indenture. The principal of the Outstanding Notes shall be due and payable at their Maturity.

(b) The Company may, from time to time and without the consent of the Holders of the Outstanding Notes, issue additional Securities on terms and conditions identical to those of the Notes, subject to Section 2.02(b) below.

(c) The Stated Maturity of the Notes shall be June 5, 2036. The Notes shall bear interest at the rate of 5.750% per annum from June 5, 2026 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually in arrears on each Interest Payment Date, until the principal thereof is paid or made available for payment on or prior to the Maturity of the Notes; provided, that any amount of interest on any Note which is overdue shall bear interest (to the extent that payment thereof shall be legally enforceable) at the rate per annum then borne by such Note from the date such amount is due to the day it is paid or made available for payment, and such overdue interest shall be paid as provided in Section 3.08 of the Base Indenture.

Section 2.02 Denominations; Issuable in Series.

(a) The Notes shall be issued only in denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof.

(b) The provisions of Section 3.01 of the Base Indenture, and solely with respect to the Notes, shall apply to the Notes, except that the paragraph immediately before the last paragraph of such Section 3.01 shall be amended and replaced in its entirety as follows:

“At the Company’s option, the Company may issue additional Notes (“Additional Notes”) issued in one or more transactions, which have identical terms (other than the issue date, issue price, the first payment of interest on them and, to the extent necessary, certain temporary securities transfer restrictions) so that the Additional Notes may be consolidated and form a single class with the Notes issued on the Issue Date; provided that any Additional Notes will be issued under a separate CUSIP or ISIN number unless the Additional Notes are issued pursuant to a “qualified reopening” of the original series, are otherwise treated as part of the same “issue” of debt instruments as the original series or are issued with less than a de minimis amount of original discount, in each case for U.S. federal income tax purposes. Holders of Additional Notes would have the right to vote together with Holders of the Notes issued on the Issue Date as one class on all matters with respect to the Notes issued on the Issue Date.”

Section 2.03 Forms; Terms and Conditions in Forms.

The Notes shall be issuable in the form of one or more Global Notes in definitive, registered form, without coupons, registered in the name of The Depository Trust Company, or its nominee as the Depositary, in substantially the form set forth in Exhibit A hereto with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this First Supplemental Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the Officer executing such Notes, as evidenced by their execution thereof; provided that if any Notes are issued in certificated and not global form, such Notes shall be in substantially the form set forth in Exhibit A, but shall not contain the legends relating to Global Notes, the “Schedule of Increases or Decreases in Global Note” or other provisions applicable to Global Securities, and in lieu thereof they shall include relevant provisions applicable to certificated Securities. The terms and conditions of the Notes contained in the form of Note are hereby expressly made a part of this First Supplemental Indenture. The Trustee’s certificate of authentication to be endorsed thereon are to be substantially in the form set froth in Exhibit A hereto.

ARTICLE THREE

NOTE GUARANTEE

Section 3.01 Note Guarantee.

(a) The Guarantor hereby fully and unconditionally guarantees, as primary obligor and not merely as surety, to each Holder of the Notes and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the obligations of the Company to the Holders of the Notes and the Trustee under the Notes and the Indenture. The Guarantor further agrees (to the extent permitted by law) that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it shall remain bound under this Section 3.01 notwithstanding any extension or renewal of any guaranteed Obligation. The Guarantor hereby agrees to pay, in addition to the foregoing amounts, any and all expenses (including reasonable and documented counsel fees and expenses) incurred by the Trustee or the Holders of the Notes in enforcing or exercising any rights under the Note Guarantee.

(b) In no event shall the Trustee or the Holders be obligated to take any action, obtain any judgment or file any claim prior to enforcing or exercising any rights under the Note Guarantee.

(c) The Guarantor further agrees that the Note Guarantee constitutes an absolute and unconditional and continuing guarantee. The Guarantor hereby waives, to the extent permitted by law:

(i) any claim as to the legality, validity, regularity or enforceability of the Indenture, the Notes or any other agreement;

(ii) any claim as to the lack of authority of the Company to execute or deliver the Indenture, the Notes or any other agreement;

(iii) diligence, presentation to, demand of payment from and protest to the Company of any of the Obligations and notice of protest for nonpayment;

(iv) the occurrence of any Default or Event of Default under the Indenture, the Notes or any other agreement;

(v) notice of any Default or Event of Default under the Indenture, the Notes or any other agreement;

(vi)  the failure of the Trustee or any Holder of the Notes to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under the Indenture, the Notes or any other agreement;

(vii) any extension or renewal of the Obligations, the Indenture, the Notes or any other agreement;

(viii)  any rescission, waiver, amendment or modification of any of the terms or provisions of the Indenture, the Notes or any other agreement;

(ix) the existence of any bankruptcy, insolvency, reorganization or similar proceedings involving the Company;

(x) any setoff, counterclaim, recoupment, termination or defense of any kind or nature which may be available to or asserted by the Guarantor or the Company against the Holders or the Trustee;

(xi) the failure of the Trustee or any Holder to exercise any right or remedy against the Guarantor;

(xii) any change in the ownership of the Company;

(xiii) any change in the laws, rules or regulations of any jurisdiction;

(xiv) any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the obligations of the Company under the Indenture or the Notes or of the Guarantor under the Note Guarantee; and

(xv) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantor or would otherwise operate as a discharge of the Guarantor as a matter of law or equity.

(d) The Guarantor further expressly waives irrevocably and unconditionally:

(i) Any right it may have to first require any Holder to proceed against, initiate any actions before a court of law or any other judge or authority, or enforce any other rights or security or claim payment from the Company or any other Person (including any other guarantor of the Notes) before claiming from it under the Indenture;

(ii) Any right to which it may be entitled to have the assets of the Company or any other Person (including any other guarantor of the Notes) first be used, applied or depleted as payment of the Company’s or the Guarantor’s obligations hereunder, prior to any amount being claimed from or paid by the Guarantor hereunder;

(e) To the extent permitted by law, the obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of the Trustee or any Holder of the Notes to assert any claim or demand or to enforce any remedy under the Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantor or would otherwise operate as a discharge of the Guarantor as a matter of law or equity.

(f) Except as provided in Section 3.03 of this First Supplemental Indenture, the obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason other than payment of the Obligations in full.

(g) The Guarantor further agrees that the Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any of the Obligations is rescinded or must otherwise be restored by the Trustee or any Holder of the Notes upon the bankruptcy or reorganization of the Company or otherwise.

(h) In furtherance of the foregoing and not in limitation of any other right which the Trustee or any Holder of the Notes has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Company to pay any of the Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, the Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Trustee and the Holders of the Notes an amount equal to the sum of:

(i) the unpaid amount of such Obligations then due and owing; and

(ii) accrued and unpaid interest on such Obligations then due and owing (but only to the extent not prohibited by law).

provided, that any delay by the Trustee in giving such written demand shall in no event affect the Guarantor’s obligations under the Note Guarantee.

(i) The Guarantor further agrees that, as between itself, on the one hand, and the Holders of the Notes, on the other hand:

(i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in the Indenture for the purposes of the Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby; and

(ii) in the event of any such declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of the Guarantee.

Section 3.02 No Subrogation. The Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Obligations until payment in full of all Obligations and any obligations to which the Obligations are subordinated. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations and any obligations to which the Obligations are subordinated shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Trustee and the Holders of the Notes, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Trustee in the exact form received by the Guarantor (duly endorsed by the Guarantor to the Trustee, if required), to be applied against the Obligations or obligations to which the Obligations are subordinated.

Section 3.03 Limitation on Liability. The obligations of the Guarantor hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of the Guarantor and after giving effect to any collections from or payments made by or on behalf of the Guarantor in respect of the obligations under the Note Guarantee, result in the obligations of the Guarantor under the Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

Section 3.04 Release and Discharge.

(a) The Guarantor shall be automatically released and relieved of its Obligations under its Note Guarantee:

(i) in the event there is a Legal Defeasance or Covenant Defeasance of the Notes as described under Article Nine;

(ii) upon satisfaction and discharge of the Notes as described under Article Nine;

(iii) in connection with the dissolution of the Guarantor or any sale or other disposition of all or substantially all of the assets of the Guarantor to a Person that is not (after giving effect to such transaction) the Company or any Subsidiary of the Company, if the dissolution, sale or other disposition does not violate the covenant described under Section 5.01 of this First Supplemental Indenture; or

(iv) in connection with any sale or other disposition of Capital Stock of the Guarantor following which the Guarantor is no longer a direct or indirect Subsidiary of the Company, if the sale or other disposition does not violate the covenant described under Section 5.01 of this First Supplemental Indenture.

(b) In addition, subject to Section 5.01 of this First Supplemental Indenture, the Company shall have the right, at its sole option, to terminate the Note Guarantee of the Guarantor if at such time the Guarantor does not guarantee any Triggering Indebtedness, effectively releasing the Guarantor of its obligations under the Indenture; provided that (i) any such election shall be notified to the Trustee in writing and set forth in an Officer’s Certificate stating that all conditions precedent to such termination and release have been satisfied, (ii) subsequent to the termination and release of the Guarantor’s Note Guarantee, the Guarantor shall not guarantee any Triggering Indebtedness unless contemporaneously therewith effective provision is made to guarantee the Notes on the same terms as the Guarantor’s initial Note Guarantee under the Indenture; and provided, further, that a guarantee of Indebtedness that is committed but not fully drawn shall be construed to be in effect so long as the commitment in respect of such Indebtedness is in full force and effect, regardless of whether any amounts have been drawn pursuant to such Indebtedness. None of the Company, the Guarantor or the Trustee shall be required to make a notation on the Notes to reflect any such release or termination.

ARTICLE FOUR

COVENANTS

Section 4.01 Limitation on Liens.

(a) The Company shall not and shall not cause or permit any of its Subsidiaries to, directly or indirectly, incur, grant or assume any Liens (except for Permitted Liens) against or upon any of their Principal Property whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, to secure any Indebtedness for borrowed money, unless contemporaneously therewith (or at the Company’s option, prior to) effective provision is made:

(A) in the case of the Company or any Subsidiary of the Company that is not the Guarantor, to secure the Notes and all other amounts due under the Indenture; and

(B) in the case of the Guarantor, to secure the Guarantor’s Note Guarantee of the Notes and all other amounts due under the Indenture,

in each case, equally and ratably with such Indebtedness (or, in the event that such Indebtedness is subordinated in right of payment to the Notes or such Note Guarantee, as the case may be, prior to such Indebtedness) with a Lien on the same properties and assets securing such Indebtedness for so long as such Indebtedness is secured by such Lien.

(b) The Company or any Subsidiary of the Company also may, without equally and ratably securing the Notes, create or incur Liens that extend, renew, substitute or replace (including successive extensions, renewals, substitutions or replacements), in whole or in part, any Lien permitted pursuant to the preceding sentence, plus an amount equal to any premiums, accrued interest, fees, expenses or other costs payable in connection therewith.

(c) For purposes of determining compliance with this covenant, (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to Section 4.01(a) but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to Section 4.01(a), the Company may, in its sole discretion, classify or reclassify, or later divide, classify or reclassify (as if incurred at such later time), such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this covenant and shall be entitled to only include the amount and type of such Lien or such item of Indebtedness secured by such Lien (or any portion thereof) in one of the categories of permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to Section 4.01(a) and, in such event, such Lien securing such item of Indebtedness (or any portion thereof) shall be treated as being incurred or existing pursuant to only such clause or clauses (or any portion thereof) or pursuant to Section 4.01(a) without giving pro forma effect to such item (or portion thereof) when calculating the amount of Liens or Indebtedness that may be incurred pursuant to any other clause or paragraph.

(d) In connection with the Company’s or any of its Subsidiary’s entry into an instrument containing a binding commitment in respect of any revolving Indebtedness that is secured by a Lien, the Company may elect, pursuant to an Officer’s Certificate delivered to the Trustee, to treat all or any portion of such commitment (any such amount elected until revoked as described below, an “Elected Amount”) under any Indebtedness which is to be incurred (or any commitment in respect thereof) and secured by a Lien, as the case may be, as being incurred as of such election date, and (i) any subsequent incurrence of secured Indebtedness under such commitment (so long as the total amount under such Indebtedness does not exceed the Elected Amount) shall not be deemed, for purposes of any calculation under the indenture, to be an incurrence of additional Indebtedness or an additional Lien at such subsequent time, (ii) the Company may revoke an election of an Elected Amount at any time pursuant to an Officer’s Certificate delivered to the Trustee and (iii) for purposes of all subsequent calculations under the Indenture, the Elected Amount (if any) shall be deemed to be outstanding, whether or not such amount is actually outstanding, so long as the applicable commitment remains outstanding.

(e) In addition, for purposes of calculating compliance with the foregoing covenant, in no event shall the amount of any Indebtedness or Liens securing any Indebtedness be required to be included more than once despite the fact that more than one Person is or becomes liable with respect to such Indebtedness and despite the fact that such Indebtedness is or may be secured by the assets of more than one Person.

Section 4.02 Reports to Holders. For so long as the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes remain outstanding, the Company shall provide the Trustee and the Holders with:

(a) annual reports on Form 20-F (or any successor form) containing the information required to be contained therein (or such successor form) within the time period required under the rules of the Commission (including any applicable extensions provided thereunder) for the filing of Form 20-F (or any successor form) by “foreign private issuers” (as defined in Rule 3b-4 of the Exchange Act (or any successor rule));

(b) reports on Form 6-K (or any successor form) including, whether or not required, unaudited quarterly financial statements (which shall include at least a balance sheet and income statement), within 45 days after the end of each of the first three fiscal quarters of each fiscal year; and

(c) such other reports on Form 6-K (or any successor form) promptly from time to time after the occurrence of an event that would be required to be reported on a Form 6-K (or any successor form).

For so long as the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, and so long as any Notes remain outstanding, the Company shall provide the Trustee and the Holders with English versions of:

(a) annual audited financial statements for such fiscal year (which shall include a balance sheet, income statement and cash flow statement), including a discussion of the Company’s financial condition and results of operations in accordance with past practice, which need not, however, contain any reconciliation to IFRS or U.S. GAAP, as applicable, or otherwise comply with Regulation S-X (including, without limitation, Rule 3-10 thereunder) of the Commission, together with a report thereon by the Company’s independent auditors, within 120 days after the end of each fiscal year; and

(b) quarterly reports containing unaudited quarterly financial statements (which shall include a balance sheet and income statement), which need not, however, contain any reconciliation to IFRS or U.S. GAAP, as applicable, or otherwise comply with Regulation S-X (including, without limitation, Rule 3-10 thereunder) of the Commission, within 60 days following the end of each of the first three fiscal quarters of each fiscal year.

The Company shall be deemed to have furnished such information referred to in the preceding two paragraphs to the Trustee and the Holders by filing such information, to the extent permitted, with the Commission or posting or making available such information on the Company’s website or on a site accessible through the Company’s website maintained by the Company or a third party (which may be password protected).

Notwithstanding anything in the Indenture to the contrary, the Company shall not be deemed to have failed to comply with any of its obligations hereunder for purposes of clause (4) under Article Six or for any other purpose hereunder until 75 days after the date any report hereunder is due.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 4.03 Change of Control.

(a) If a Change of Control Triggering Event occurs, the Company shall offer to purchase all or a portion (in integral multiples of $1,000) of each Holder’s Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon to, but not including, the date of purchase (the “Change of Control Payment”), on the terms and conditions set forth in the Indenture.

(b) Within 30 days following the date upon which the Change of Control Triggering Event occurred, the Company shall send, electronically or by first-class mail, a notice to each Holder, with a copy to the Trustee, offering to purchase the Notes as described above (a “Change of Control Offer”). The notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date the notice is electronically sent or mailed, other than as may be required by law (the “Change of Control Payment Date”).

(c) On the Change of Control Payment Date, the Company shall, to the extent lawful:

(1) accept for payment all Notes or portions thereof properly tendered and not withdrawn pursuant to the Change of Control Offer;

(2) deposit with the Trustee funds in an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

(d) If only a portion of a Note is purchased pursuant to a Change of Control Offer, a new Note in a principal amount equal to the portion thereof not purchased shall be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a Global Note shall be made, as appropriate), provided, that each new Note shall be in a minimum principal amount of $2,000 and in integral multiples of $1,000 in excess thereof. Notes (or portions thereof) purchased pursuant to a Change of Control Offer shall be cancelled and cannot be reissued.

(e) The Company shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption with respect to all outstanding Notes has been given pursuant to the Indenture as described in Section 7.02 of this First Supplemental Indenture unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon the occurrence of a Change of Control, if a definitive agreement is in place for the Change of Control at the time such Change of Control Offer is made. Such conditional Change of Control Offer may provide that, in the Company’s discretion, the repurchase date of the Notes may be delayed until such time as any or all conditions applicable to the Change of Control shall be satisfied, or that such Change of Control Offer may be rescinded if such Change of Control does not or will not occur.

(f) Holders shall not be entitled to require the Company to purchase their Notes in the event of a takeover, recapitalization, leveraged buyout or similar transaction which is not a Change of Control Triggering Event.

(g) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations in connection with the purchase of Notes to the extent that they apply in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.03, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Indenture by doing so.

(h) If Holders of not less than 90% in aggregate principal amount of the outstanding Notes accept a Change of Control Offer and the Company (or any third party making such Change of Control Offer in lieu of the Company as described above) purchases all of the Notes held by such Holders, the Company shall have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 10 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, on the Notes that remain outstanding, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

(i) The provisions under the Indenture relating to the Company’s obligation to make an offer to purchase the Notes as a result of a Change of Control Triggering Event may be, prior to the occurrence of the applicable Change of Control, waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

Section 4.04 Payment of Additional Amounts.

(a) All payments made by the Company or the Guarantor (or any successor to any of them) under, or with respect to, the Notes shall be made free and clear of, and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of any taxing authority (collectively, “Taxes”), unless such withholding or deduction is required by applicable law or by the official interpretation or administration thereof.

(b) If any deduction or withholding for, or on account of, any Taxes is imposed or levied by or on behalf of Mexico (or any taxing authority, jurisdiction or political subdivision thereof), the United States or of any jurisdiction (i) in which the Company or the Guarantor, or any successor to any of them, is organized or resident for tax purposes (and, in the case of any successor, wherein such successor assumes the obligations of the Notes, the guarantees and the indenture following a merger, consolidation or transfer, lease or conveyance of substantially all of the assets and properties of the Company or the Guarantor) or (ii) through which payments on the Notes are made (each of Mexico, the United States and any such jurisdiction, a “Relevant Taxing Jurisdiction”) the Company or the relevant Guarantor or successor entity, as applicable, shall pay such additional amounts (“Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by each Holder after such withholding or deduction shall equal the respective amounts that would have been received by such Holder in respect of such payments in the absence of such withholding or deduction; provided, however, that neither the Company nor the Guarantor (nor any paying agent) nor any successor to any of them shall pay Additional Amounts to any Holder or beneficial owner of Notes for or on account of any of the following (“Excluded Taxes”):

(i) any Taxes imposed solely because at any time there is or was a connection between the Holder or beneficial owner of Notes, as the case may be, and a Relevant Taxing Jurisdiction, including such Holder or beneficial owner being or having been a citizen or resident of such Relevant Taxing Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business or having had a permanent establishment therein (other than the mere purchase of the Notes, or receipt of a payment or the ownership or holding of the Notes);

(ii) any estate, inheritance, gift, sales, excise, transfer, personal property or similar Tax imposed with respect to the Notes;

(iii) any Taxes imposed solely because the Holder or any other person fails to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection of the Holder or any beneficial owner of the Notes with a Relevant Taxing Jurisdiction if compliance is required by the applicable law of such Relevant Taxing Jurisdiction or an applicable income tax treaty as a precondition to exemption from, or reduction in the rate of, such Tax (including, but not limited to, the failure to provide U.S. Internal Revenue Service, Form W-8BEN-E, W-8BEN, W-8ECI or any subsequent versions thereof), and the Company has given the Holders at least thirty (30) days’ notice that Holders shall be required to provide such information and identification;

(iv) any Taxes payable otherwise than by deduction or withholding from payments on the Notes;

(v) any Taxes that would have been avoided by presenting for payment (where presentation is required) the relevant Note to another paying agent;

(vi) any Taxes with respect to such Notes presented for payment more than thirty (30) days after the date on which the payment became due and payable or the date on which payment thereof is duly provided for and notice thereof given to Holders, whichever occurs later, except to the extent that the Holders of such Notes would have been entitled to such Additional Amounts on presenting such Notes for payment on any date during such 30-day period;

(vii) any payment on the Notes to a Holder that is a fiduciary or partnership or a person other than the sole beneficial owner of any such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of the payment would not have been entitled to the Additional Amounts had the beneficiary, settlor, member or beneficial owner been the Holder of the Notes;

(viii) any Taxes withheld or deducted on or in respect of any Note pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (commonly referred to as “FATCA”), any treaty, law, regulation or other official guidance enacted by the United States implementing FATCA, any agreement between the Company and the United States implementing FATCA pursuant to Section 1471(b)(1) of the Code or any law of any jurisdiction implementing an intergovernmental approach to FATCA;

(ix) any Taxes imposed by the United States that would not have been imposed but for the beneficial owner or the Holder being or having been (a) a “10-percent shareholder” (as defined in section 871(h)(3) of the Code, or any successor provision) of the Guarantor or (b) a bank whose receipt of interest on a Note is described in section 881(c)(3)(A) of the Code or any successor provision;

(x) any Taxes imposed by the United States that would not have been imposed but for the beneficial owner or the Holder being or having been a non-U.S. or U.S. personal holding company, a passive foreign investment company or a controlled foreign corporation each as defined for U.S. federal income tax purposes, a corporation that has accumulated earnings to avoid United States federal income tax or a private foundation or other tax-exempt organization; or

(xi) any combination of any of the foregoing.

(c) The provisions of Section 4.04(b) of this First Supplemental Indenture shall survive any termination or discharge of the Indenture. The Company or the Guarantor, as applicable, shall (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Company or the Guarantor, as applicable, shall use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes and shall furnish such certified copies to the Trustee within thirty (30) days after the date the payment of any Taxes so deducted or so withheld is due pursuant to applicable law or, if such tax receipts are not reasonably available to the Company or the Guarantor, or successor entity, as applicable, furnish such other documentation that provides reasonable evidence of such payment by the Company or the Guarantor, or successor entity, as applicable.

(d) The exception to the obligations of the Company or the Guarantor or successor entity, as applicable, to pay Additional Amounts pursuant to this Section 4.04 shall not apply if (i) the provision of information, documentation or other evidence described in such clause (iii) would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a Holder or beneficial owner of a Note than comparable information or other reporting requirements imposed under U.S. tax law, regulation (including proposed regulations) and administrative practice, or (ii) Article 166, Section II, paragraph a), of the Mexican Income Tax Law (Ley del Impuesto Sobre la Renta) (or a substitute or equivalent provision) is in effect, unless (A) the provision of the information, documentation or other evidence described in such clause (iii) is expressly required by the applicable Mexican laws and regulations in order to apply Article 166, Section II, paragraph a), of the Mexican Income Tax Law (or substitute or equivalent provision), (B) the Company cannot obtain the information, documentation or other evidence necessary to comply with the applicable Mexican laws and regulations on its own through reasonable diligence and (C) the Company would not otherwise meet the requirements for application of the applicable Mexican laws and regulations.

(e) In addition, this Section 4.04 does not require, and shall not be construed to require, that any Holder, including any non-Mexican pension fund, retirement fund, tax-exempt organization or financial institution, register with the Mexican Tax Management Service (Servicio de Administración Tributaria) or the Mexican Ministry of Finance and Public Credit (Secretaría de Hacienda y Crédito Público) to establish eligibility for an exemption from, or a reduction of, Mexican withholding taxes.

(f) Any reference herein and the Indenture to principal, premium, interest or any other amount payable in respect of the Notes by the Company or the Guarantor or successor entity, as applicable, shall be deemed also to refer to any Additional Amounts that may be payable with respect to that amount under the obligations referred to herein. Payment of any Additional Amounts with respect to interest shall be considered as an interest payment under, or with respect to, the Notes.

(g) In the event that Additional Amounts actually paid with respect to the Notes pursuant to Section 4.04 are based on rates of deduction or withholding of Taxes in excess of the appropriate rate applicable to the Holder or beneficial owner of such Notes, and as a result thereof such Holder or beneficial owner is entitled to make a claim for a refund or credit of such excess from the authority imposing such withholding tax, then such Holder or beneficial owner shall, by accepting such Notes, and without any further action, be deemed to have assigned and transferred all right, title and interest to any such claim for a refund or credit of such excess to the Company or the Guarantor or successor entity, as applicable. However, by making such assignment, the Holder makes no representation or warranty that the Company or the Guarantor or successor entity, as applicable, shall be entitled to receive such claim for a refund or credit and incurs no other obligation with respect thereto.

Section 4.05 Listing. The Company shall apply for listing on the New York Stock Exchange within thirty (30) days of the Issue Date, and the Company shall use its best efforts to maintain the listing for as long as the Notes are outstanding.

ARTICLE FIVE

LIMITATION ON MERGER, CONSOLIDATION AND SALE OF ASSETS

Section 5.01 Limitation on Merger, Consolidation and Sale of Assets.

This Section 5.01 shall replace Section 6.04 of the Base Indenture in its entirety with respect to the Notes.

(a) The Company shall not, in a single transaction or series of related transactions, consolidate or merge with or into any Person (whether or not the Company is the surviving or continuing Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company’s properties and assets (determined on a consolidated basis for the Company and its Subsidiaries), to any Person unless:

(1) either

(i)	the Company is the surviving or continuing corporation, or

(ii)

the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company (determined on a consolidated basis for the Company and its Subsidiaries) substantially as an entirety (the “Successor Company”):

(A)

shall be a Person organized and validly existing under the laws of Mexico, the United States of America, any State thereof or the District of Columbia, Canada, the United Kingdom, Switzerland, Spain, the Netherlands, France, or any other country that is a member country of the European Union or of the OECD or any political subdivision thereof; and

(B)

shall expressly assume by a supplemental indenture, executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance and observance of every covenant of the Notes and the Indenture on the part of the Company to be performed or observed and provide the Trustee with an Officer’s Certificate and Opinion of Counsel, each stating that such transaction is otherwise in compliance with the Indenture.

(2) immediately before and immediately after giving effect to such transaction and the assumption contemplated by Section 5.01(a)(1)(ii) (including, without limitation, giving effect on a pro forma basis to any Indebtedness incurred or anticipated to be incurred or discharged and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing;

(3) in the case of a transaction resulting in a Successor Company, the Guarantor has confirmed by supplemental indenture that its Note Guarantee shall apply for Obligations of the Successor Company in respect of the Indenture and the Notes; and

(4) in the case of a transaction resulting in a Successor Company, the Successor Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such transaction complies with this provision and that all conditions precedent provided for in the Indenture related to such transaction have been complied with.

(b) The provisions of Section 5.01(a)(2) shall not apply to:

(1) any transfer of the properties or assets of a Subsidiary to the Company or another Subsidiary;

(2) any merger of a Subsidiary into the Company or another Subsidiary; or

(3) any merger of the Company into the Guarantor or a Wholly Owned Subsidiary of the Company.

(c) For purposes of this covenant, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Company (other than to the Company or another Subsidiary), the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company (determined on a consolidated basis for the Company and its Subsidiaries), shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

(d) The Successor Company shall succeed to, and be substituted for, the Company under the Indenture and the Notes, as applicable. Compliance with this covenant shall not affect the obligations of the Company (including a Successor Company, if applicable) under Section 4.02, if applicable.

(e) The Guarantor shall not, and the Company shall not cause or permit the Guarantor to, consolidate with or merge into, or sell or dispose of all or substantially all of its assets to, any Person (other than the Company), unless:

(1) such Person (if such Person is the surviving entity) (the “Successor Guarantor”) assumes all of the obligations of the Guarantor in respect of its Note Guarantee by executing a supplemental indenture and providing the Trustee with an Officer’s Certificate and Opinion of Counsel, and such transaction is otherwise in compliance with the Indenture;

(2) such Note Guarantee is to be, or has been, released as provided under Article Three; or

(3) such sale or other disposition of substantially all of the Guarantor’s assets is otherwise permitted under the Indenture.

(f) Subject to certain limitations described in the Indenture, the Successor Guarantor shall succeed to, and be substituted for, the Guarantor under the Indenture and the Guarantor’s Note Guarantee.

(g) The provisions of Section 5.01(f) shall not apply to:

(1) any transfer of the properties or assets of the Guarantor to the Company;

(2) any merger of the Guarantor into the Company; or

(3) any merger of the Guarantor into a Wholly Owned Subsidiary of the Company.

ARTICLE SIX

EVENTS OF DEFAULT

Section 6.01 Events of Default.

This Section 6.01 shall replace Section 7.01 of the Base Indenture in its entirety with respect to the Notes only.

(a) “Event of Default,” wherever used herein with respect to the Notes, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment when due of the principal of or premium, if any, on any Note, including the failure to make a required payment to purchase Notes tendered pursuant to an optional redemption or a Change of Control Offer;

(2) default for 30 days or more in the payment when due of interest or Additional Amounts on any Notes;

(3) the failure to perform or comply with any of the provisions described under Article Five of the First Supplemental Indenture.

(4) the failure by the Company or any of its Subsidiary to comply with, or in the case of non-guarantor Subsidiaries, to perform according to, any other covenant or agreement contained in the Indenture or in such Notes for 45 days or more after written notice to the Company from the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes;

(5) default by the Company or any of its Subsidiary under any Indebtedness which:

(i) is caused by a failure to pay principal of or premium, if any, when due or interest on such Indebtedness prior to the later of the expiration of any applicable grace period provided in such Indebtedness on the date of such default or five days past when due; or

(ii) results in the acceleration of such Indebtedness prior to its stated maturity; and

(iii) the principal or accreted amount of Indebtedness covered by (a) or (b) at the relevant time, aggregates $100.0 million or more;

(6) failure by the Company or any of its Subsidiaries to pay one or more final judgments against any of them, aggregating $100.0 million or more, which judgment(s) are not paid, discharged or stayed for a period of 60 days or more;

(7) certain events of bankruptcy under applicable law (including concurso mercantil or quiebra) affecting the Company, the Guarantor, or any of the Company’s Significant Subsidiaries or group of Subsidiaries that, taken together, would constitute a Significant Subsidiary; or

(8) except as permitted by the Indenture, any Note Guarantee is held to be unenforceable or invalid in a judicial proceeding or ceases for any reason to be in full force and effect or the Guarantor, or any Person acting on behalf of the Guarantor, denies or disaffirms the Guarantor’s obligations under its Note Guarantee.

(b) If an Event of Default (other than an Event of Default specified in clause (7) above with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the unpaid principal of (and premium, if any) and accrued and unpaid interest on all the Notes to be immediately due and payable by notice in writing to the Company and the Trustee specifying the Event of Default and that it is a “notice of acceleration.” If an Event of Default specified in clause (7) above occurs with respect to the Company, then the unpaid principal of (and premium, if any) and accrued and unpaid interest on all the Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

Section 6.02 Acceleration and Rescission.

This Section 6.02 shall replace Section 7.02 of the Base Indenture in its entirety with respect to the Notes only:

(a) The Trustee is not to be charged with knowledge of any Default or Event of Default or knowledge of any cure of any Default or Event of Default unless written notice of such Default or Event of Default has been given to an authorized officer of the Trustee with direct responsibility for the administration of the Indenture by the Company or any Holder.

(b) At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences:

(1) if the rescission would not conflict with any judgment or decree;

(2) if all existing Events of Default have been cured or waived, except nonpayment of principal or interest that has become due solely because of the acceleration;

(3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and

(4) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances.

(c) No rescission shall affect any subsequent Default or impair any rights relating thereto.

(d) The Holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of, premium, if any, or interest on any Notes.

(e) Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee indemnity satisfactory to it. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to such Notes.

(f) No Holder of any Notes shall have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless:

(1) such Holder gives to the Trustee written notice of a continuing Event of Default;

(2) Holders of at least 25% in principal amount of the then outstanding Notes make a written request to pursue the remedy;

(3) such Holders of the Notes provide the Trustee indemnity satisfactory to it;

(4) the Trustee does not comply within 60 days; and

(5) during such 60-day period the Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a written direction which, in the opinion of the Trustee, is inconsistent with the request;

provided, that a Holder of a Note may institute suit for enforcement of payment of the principal of and premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

(g) The Company is required to deliver to the Trustee written notice of any event which would constitute certain Defaults or Events of Default, their status and what action the Company is taking or proposes to take in respect thereof. In addition, the Company and the Guarantor is required to deliver to the Trustee, within 105 days after the end of each fiscal year, an Officer’s Certificate indicating whether the signers thereof know of any Default or Event of Default that occurred during the previous fiscal year. The Indenture provides that if a Default or Event of Default occurs, is continuing and is actually known to the Trustee, the Trustee must deliver to each Holder notice of the Default or Event of Default within 90 days after the occurrence thereof. Except in the case of a Default or Event of Default in the payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interest of the Holders.

ARTICLE SEVEN

OPTIONAL REDEMPTION

Section 7.01 Optional Redemption by the Company.

The Notes shall be redeemable at the option of the Company as set forth under the heading “Optional Redemption” in the form of security set forth in Exhibit A hereto.

Section 7.02 Optional Redemption Procedures.

(a) In the event that less than all of the Notes are to be redeemed at any time, selection of Notes for redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, in accordance with the applicable procedures of DTC, Euroclear or Clearstream, as applicable, or at the Company’s discretion, by lot. No Notes of a principal amount of $2,000 or less may be redeemed in part and Notes of a principal amount in excess of $2,000 may be redeemed in part in multiples of $1,000 (provided that the unredeemed portion shall be in a denomination of at least $2,000).

(b) Notice of any redemption shall be delivered electronically in the case of Global Notes or mailed by first-class mail, postage prepaid, at least 10 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If Notes are to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed. A Note in a principal amount equal to the unredeemed portion thereof (if any) shall be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a Global Note shall be made, as appropriate).

(c) Any redemption and notice thereof pursuant to the Indenture may, in the Company’s discretion, be subject to the satisfaction of one or more conditions precedent, in which case, such notice shall describe each such condition. If any such condition precedent has not been satisfied, the Company shall provide notice to the Trustee prior to the close of business two Business Days prior to the redemption date (or such shorter period as may be acceptable to the Trustee). Upon receipt of such notice, the notice of redemption shall be rescinded or delayed, and the redemption of the Notes shall be rescinded or delayed as provided in such notice. Upon receipt, the Trustee shall provide such notice to each Holder of the Notes in the same manner in which the notice of redemption was given.

(d) The Company shall pay the redemption price for any Note on the date of redemption. On and after the redemption date, interest shall cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Trustee funds in satisfaction of the applicable redemption price pursuant to the Indenture. Upon redemption of any Notes by the Company, such redeemed Notes shall be cancelled.

(e) Prior to the publication of any notice of redemption pursuant to Section 7.01, the Company shall deliver to the Trustee:

(i) an Officer’s Certificate stating that the Company is entitled to effect the redemption and setting forth a statement of facts showing that the conditions precedent to its right to redeem have occurred, and

(ii) an Opinion of Counsel or an opinion of a tax consultant, in either case of recognized standing in the affected Relevant Taxing Jurisdiction to the effect that the Company or the Guarantor, as the case may be, has or shall become obligated to pay such Additional Amounts as a result of such change or amendment.

ARTICLE EIGHT

AMENDMENTS

Section 8.01 Without Consent of Holders.

(a)  From time to time, the Company, the Guarantor and the Trustee, without the consent of the Holders, may amend the Indenture or the Notes for certain specified purposes, including:

(i) curing ambiguities, defects or inconsistencies;

(ii) conforming the text of this First Supplemental Indenture or the Notes to any provision of the “Description of Notes” section of the prospectus supplement of the Company, dated as of June 2, 2026, to the extent such provision was intended to be a verbatim recitation of the text of this First Supplemental Indenture, the Notes or the Notes Guarantee (as applicable);

(iii) adding a Note Guarantee or covenants;

(iv) issuing Additional Notes;

(v) releasing a Note Guarantee pursuant to the terms of the Indenture;

(vi)  releasing a Lien granted in favor of the Holders of the notes pursuant to Section 4.01 of this First Supplemental Indenture;

(vii) evidencing a Successor Company, Successor Guarantor or successor trustee; and

(viii) and making other changes which do not adversely affect the rights of any of the Holders of notes in any material respect.

(b) In executing a supplemental indenture to effect such amendments, the Trustee will be entitled to rely on, and will be fully protected in relying on, such evidence as it deems appropriate, including solely on an Opinion of Counsel and Officer’s Certificate.

Section 8.02 With Consent of Holders.

(a) Other modifications and amendments of the Indenture or the notes may be made with the consent of the Holders of a majority in principal amount of the then outstanding notes, issued under the Indenture, except that, without the consent of each Holder of the Notes affected thereby, no amendment may:

(i) Reduce the amount of Notes whose Holders must consent to an amendment or waiver;

(ii) Reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

(iii) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes or change the date on which any Note may be subject to redemption (other than a reduction in the related notice period) or reduce the redemption price therefor;

(iv) make any Notes payable in a currency other than that stated in the Notes;

(v) make any change in provisions of the Indenture entitling each Holder to receive payment of principal of, premium, if any, and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of notes to waive the Default or Events of Default;

(vi) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in respect of a Change of Control that has occurred;

(vii) make any change in the provisions of the Indenture described under Section 4.04 of this First Supplemental Indenture that in the Company’s determination adversely affects the rights of the Holders of the notes or amend the terms of the notes in a way that would result in a loss of exemption from Taxes;

(viii) make any change to the provisions of the Indenture or the notes that adversely affects the priority in right of payment of the notes (other than with respect to Section 4.01 of this First Supplemental Indenture); and

(ix) impair the right of any Holder to sue for payment of any amount due on its notes.

ARTICLE NINE

DEFEASANCE

Section 9.01 Legal Defeasance.

The Company may, at its option and at any time, elect to have its obligations discharged with respect to the outstanding Notes (“Legal Defeasance”). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes upon fulfillment of the conditions described below, except for:

(1) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due from the trust described below;

(2) the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments;

(3) the rights, powers, trust, duties and immunities of the Trustee and the Company’s obligations in connection therewith; and

(4) this Section 9.01 and Section 9.03 of this First Supplemental Indenture.

Section 9.02 Covenant Defeasance. In addition, the Company may, at its option and at any time, elect to have all obligations released with respect to certain covenants set forth in Article Four of this Supplemental Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under Section 6.01 of this Supplemental Indenture shall no longer constitute an Event of Default with respect to the Notes.

Section 9.03 Exercising Legal Defeasance and Covenant Defeasance. This Section 9.03 shall replace all of Section 12.03 of the Base Indenture, following the sentence “…upon the satisfaction of the applicable conditions set forth below”:

(1) “the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in Dollars, certain direct non-callable obligations of, or guaranteed by, the United States, or a combination thereof, in such amounts as shall be sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest (including Additional Amounts) on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

(2) in the case of Legal Defeasance, the Company must deliver to the Trustee an Opinion of Counsel to the effect that:

(a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall state that, the beneficial owners of the Notes shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(1) in the case of Covenant Defeasance, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee to the effect that the beneficial owners of the Notes shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(2) no Default or Event of Default shall have occurred and be continuing on the date of the deposit pursuant to clause (1) of this paragraph (except any Default or Event of Default resulting from the failure to comply with Section 4.01 of this First Supplemental Indenture as a result of any Liens securing any borrowings of funds required to effect such deposit);

(3) the Trustee has received an Officer’s Certificate stating that such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(4) the Company has delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or any Subsidiary of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

(5) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.”

ARTICLE TEN

MISCELLANEOUS

Section 10.01 Ratification of Base Indenture.

The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided; provided that the provisions of this First Supplemental Indenture apply solely with respect to the Notes. The rights, privileges, immunities, benefits, protections and indemnities provided to the Trustee under the Base Indenture shall apply to any action or inaction of the Trustee (acting in any capacity hereunder) in connection herewith, including in connection with the execution and delivery of this First Supplemental Indenture.

Section 10.02 Trust Indenture Act Controls.

If and to the extent that any provision of this First Supplemental Indenture limits, qualifies or conflicts with the duties imposed by, or another provision included in this First Supplemental Indenture which is required to be included in this First Supplemental Indenture by any of the provisions of Sections 310 to 318, inclusive, of the Trust Indenture Act, such imposed duties or incorporated provision shall control.

Section 10.03 Effects of Headings and Table of Contents

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 10.04 Successors and Assigns.

All covenants and agreements in this First Supplemental Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their permitted successors and assigns, whether so expressed or not.

Section 10.05 Separability Clause.

In case any provision in this First Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.06 Benefits of Indenture.

Nothing in this First Supplemental Indenture expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or to give to, any Person or corporation other than the parties hereto and their successors and the Holders of the Notes any benefit or any right, remedy or claim under or by reason of this First Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements in this First Supplemental Indenture contained shall be for the sole and exclusive benefit of the parties hereto and their successors and of the Holders of the Notes.

Section 10.07 Counterparts Originals.

This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 10.08 Submission to Jurisdiction’ Consent to Service.

(a) Each of the parties hereto irrevocably and unconditionally submit to the exclusive jurisdiction of any U.S. federal or New York State court located in the Borough of Manhattan, The City of New York over any suit, action or proceeding arising out of or relating to the First Supplemental Indenture, the Notes or the Note Guarantee. Each of the parties hereto irrevocably and unconditionally waive, to the fullest extent permitted by applicable law, any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. A final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon each of the parties hereto and may be enforced in any other courts to whose jurisdiction the Company is or may be subject, by suit upon judgment. Each of the parties hereto further agree that nothing herein shall affect any Holder’s right to effect service of process in any other manner permitted by law or bring a suit action or proceeding (including a proceeding for enforcement of a judgment) in any other court or jurisdiction in accordance with applicable law.

(b) The Company has appointed Cemex NY Corporation, 590 Madison Avenue, 27th Floor, New York, New York 10022, as its authorized agent (the “Authorized Agent”) upon which process may be served in any legal suit, action or proceeding arising out of or relating to the First Supplemental Indenture, the Notes or the Note Guarantee which may be instituted in any U.S. federal or New York state court in the Borough of Manhattan, The City of New York, New York, and agree that service of process upon such agent, and written notice, or notice in any other manner permitted by applicable law, of said service to the Company by the Person serving the same, shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding and further designates its domicile, the domicile of the Authorized Agent specified above and any domicile the Authorized Agent may have in the future as its domicile to receive any notice hereunder (including service of process). If for any reason the Authorized Agent (or any successor agent for this purpose) shall cease to act as agent for service of process as provided above, the Company shall promptly appoint a successor agent for this purpose reasonably acceptable to the Trustee. The Company agrees to take any and all actions as may be necessary to maintain such designation and appointment of such agent in full force and effect.

Section 10.09 Governing Law; Waiver of Jury Trial

(a) The First Supplemental Indenture, the Notes and the Note Guarantee shall be deemed to be contracts made under the law of the State of New York, and for all purposes shall be governed by and construed in accordance with the law of said State.

(b) EACH PARTY HERETO, AND EACH HOLDER OF A NOTE BY ACCEPTANCE THEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS FIRST SUPPLEMENTAL INDENTURE.

Section 10.10 Currency Indemnity.

(a) The Company and the Guarantor shall pay all sums payable under the Notes solely in U.S. dollars. Any amount that a Holder receives or recovers in a currency other than U.S. dollars in respect of any sum expressed to be due to such Holder from the Company or the Guarantor shall only constitute a discharge to the Company or the Guarantor, as applicable, to the extent of the U.S. dollar amount which such Holder is able to purchase with the amount received or recovered in that other currency on the date of the receipt or recovery or, if it is not practicable to make the purchase on that date, on the first date on which such Holder is able to do so. If the U.S. dollar amount is less than the U.S. dollar amount expressed to be due to such Holder under any Note, the Company and the Guarantor shall indemnify such Holder, to the greatest extent permitted by law, against any loss such Holder sustains as a result. In any event, the Company and the Guarantor shall indemnify such Holder, to the greatest extent permitted by law, against the cost of making any purchase of U.S. dollars. For the purposes of this Section 10.10, it shall be sufficient for such Holder to certify in a satisfactory manner that such Holder would have suffered a loss had an actual purchase of U.S. dollars been made with the amount received in that other currency on the date of receipt or recovery or, if it was not practicable to make the purchase on that date, on the first date on which such Holder was able to do so. In addition, such Holder shall also be required to certify in a satisfactory manner the need for a change of the purchase date.

(b) The indemnities described in this Section 10.10 (i) constitute a separate and independent obligation from the other obligations of the Company and the Guarantor; (ii) shall give rise to a separate and independent cause of action; (iii) shall apply irrespective of any indulgence granted by any Holder; and (iv) shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note.

Section 10.11 Certain Matters.

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture, the Base Indenture, the Notes, the Note Guarantee or for or in respect of the recitals contained herein, all of which are made solely by the Company and the Guarantor.

Section 10.12 Electronic Signatures.

This First Supplemental Indenture and any certificate, agreement or other document to be signed in connection with this First Supplemental Indenture and the transactions contemplated hereby shall be valid, binding and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature, (ii) a faxed, scanned or photocopied manual signature or (iii) in the case of this First Supplemental Indenture and any certificate, agreement or other document to be signed in connection with this First Supplemental Indenture and the transactions contemplated hereby, other than any Security or Global Security, any electronic signature permitted by Signature Law. Each electronic signature or faxed, scanned or photocopied manual signature shall for all purposes have the same validity, legal effect and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings. Notwithstanding anything herein to the contrary, the Trustee is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to reasonable procedures approved by the Trustee.

Section 10.13 Electronic Means.

The Trustee shall have the right to accept and act upon instructions, including Instructions given pursuant to this First Supplemental Indenture and any related financing documents and delivered using Electronic Means; provided, however, that the Company and/or the Guarantor, as applicable, shall provide to the Trustee an incumbency certificate listing Authorized Officers and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company and/or the Guarantor, as applicable, whenever a person is to be added or deleted from the listing. If the Company and/or the Guarantor, as applicable, elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company and the Guarantor understand and agree that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company and the Guarantor shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company, the Guarantor and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company and/or the Guarantor, as applicable. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company and the Guarantor agree: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company and/or the Guarantor, as applicable; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed as of the date first written above.

CEMEX, S.A.B. DE C.V.

By:	/s/ Fernando José Reiter Landa
Name: Fernando José Reiter Landa
Title: Attorney-in-fact

Cemex Corp.

By:	/s/ Fernando José Reiter Landa
Name: Fernando José Reiter Landa
Title: Attorney-in-fact

[Signature Page to First Supplemental Indenture]

THE BANK OF NEW YORK MELLON,
as Trustee,

By:	/s/ Melissa Matthews
Name: Melissa Matthews
Title: Vice President

[Signature Page to First Supplemental Indenture]

EXHIBIT A

[FORM OF FACE OF SECURITY]

INCLUDE IF NOTE IS A GLOBAL NOTE – THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO, AS SUPPLEMENTED BY THE FIRST SUPPLEMENTAL INDENTURE HEREINAFTER REFERRED TO, AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY CEMEX, S.A.B. DE C.V., THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

INCLUDE IF NOTE IS A GLOBAL NOTE AND THE DEPOSITARY IS THE DEPOSITORY TRUST COMPANY– UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO CEMEX, S.A.B. DE C.V. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR CERTIFICATED NOTES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, AS SUPPLEMENTED BY THE FIRST SUPPLEMENTAL INDENTURE, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

CUSIP Number: 151290 CD3

ISIN: US151290CD37

Cemex, S.A.B. de C.V.

5.750% Senior Notes due 2036

No.	U.S.$
As revised by the Schedule of Increases or Decreases in Global Security attached hereto

Interest. Cemex, S.A.B. de C.V., a sociedad anónima bursátil de capital variable organized and existing under the laws of Mexico (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay Cede & Co., or registered assigns, the principal sum of $     U.S. Dollars (U.S.$    ) as revised by the Schedule of Increases or Decreases in Global Note attached hereto on June 5, 2036 (unless earlier redeemed, in which case, on the applicable Redemption Date) and to pay interest thereon from June 5, 2026 or from the most recent Interest Payment Date to which interest has been paid or duly provided for semi-annually in arrears on June 5 and December 5 of each year, commencing on December 5, 2026, and at the Maturity thereof, at the rate of 5.750% per annum, until the principal hereof is paid or made available for payment; provided that any amount of interest on this Note which is overdue shall bear interest (to the extent that payment of such interest shall be legally enforceable) at the rate per annum then borne by this Note from the date such amount is due to the day it is paid or made available for payment, and such overdue interest shall be paid as provided in Section 3.08 of the Base Indenture. If any Interest Payment Date falls on a day that is not a Business Day, the Interest Payment Date shall be postponed to the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after such Interest Payment Date. If the maturity date of the Notes falls on a date that is not a Business Day, the payment of interest and principal of the Notes may be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after the maturity date. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

Method of Payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date or at Maturity shall, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on May 21 and November 20 immediately preceding the Interest Payment Date (the “Regular Record Date”). Any such interest not so punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the Holder on the relevant Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of this Note not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Note may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of the principal of and premium, if any, and interest on this Note shall be made pursuant to the applicable procedures of the Depositary as permitted in the Indenture; provided, however, that if this Note is not a Global Note, payment may be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, against surrender of this Note in the case of any payment due at the Maturity of the principal thereof; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Authentication. Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or electronic signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Additional provisions of this Note are set forth on the other side of this Note.

CEMEX, S.A.B. DE C.V.

By:
Name: Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK MELLON

as Trustee, certifies that this is one of the Notes referred to in the First Supplemental Indenture.

By:	Date:
Authorized Signatory

[FORM OF REVERSE OF SECURITY]

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Indenture. This Note is one of a duly authorized issue of securities of the Company (the “Notes”), issued under an indenture, dated as of June 5, 2026 (the “Base Indenture”), between the Company and The Bank of New York Mellon, as trustee (the “Trustee,” which term includes any successor trustee under the Base Indenture), as supplemented by the First Supplemental Indenture, dated as of June 5, 2026 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, Cemex Corp. (the “Guarantor”) and the Trustee, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The terms, conditions and provisions of this Note are those stated in the Indenture (including those made a part of the Indenture by reference to the Trust Indenture Act) and those set forth in this Note. This Note is one of the series designated on the face hereof. In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of the Indenture or of the Notes) payment of principal and premium, if any, or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or at the Stated Maturity, as the case may be; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be on account of such delay.

1. Additional Notes. At the Company’s option, the Company may issue additional Notes (“Additional Notes ”) issued in one or more transactions, which have identical terms (other than the issue date, issue price, the first payment of interest on them and, to the extent necessary, certain temporary securities transfer restrictions) so that the Additional Notes may be consolidated and form a single class with the Notes issued on the Issue Date; provided that any Additional Notes will be issued under a separate CUSIP or ISIN number unless the Additional Notes are issued pursuant to a “qualified reopening” of the original series, are otherwise treated as part of the same “issue” of debt instruments as the original series or are issued with less than a de minimis amount of original discount, in each case for U.S. federal income tax purposes. Holders of Additional Notes would have the right to vote together with Holders of the Notes issued on the Issue Date as one class on all matters with respect to the Notes issued on the Issue Date. The amount evidenced by such additional securities shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Notes, in which case the Schedule of Increases or Decreases in Global Note attached hereto shall be correspondingly adjusted.

2. Payment of Additional Amounts. All payments made by the Company or the Guarantor (or any successor to any of them) in respect of the Notes will be made free and clear of and without withholding or deduction for or on account of any Taxes imposed or levied by or on behalf of any Taxing Jurisdiction, unless such withholding or deduction is required by law or by the interpretation or administration thereof. In that event, the Company will pay to each Holder of the Notes Additional Amounts as provided in the Indenture subject to the limitations set forth in the Indenture.

3. Optional Redemption. Except as stated below, the Company may not redeem the Notes.

Make-Whole Redemption and Redemption at Par. Prior to the Par Call Date, the Company shall have the right, at its option, to redeem any of the Notes, in whole or in part, at any time or from time to time prior to their Maturity at a redemption price equal to the greater of:

(1) 100% of the principal amount of such Notes, and

(2) (a) the sum of the present value of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points less (b) interest accrued to the date of redemption (the “Make-Whole Amount”), plus, in either case, any accrued and unpaid interest on the principal amount of the Notes, if any, to, but not including, the date of redemption.

On and after the Par Call Date, the Company shall have the right, at its option, to redeem any of the Notes, in whole or in part, at any time or from time to time prior to their Maturity at a redemption price equal to 100% of the principal amount of such Notes, plus any accrued and unpaid interest on the principal amount of the Notes, if any, to, but not including, the date of redemption.

Optional Redemption for Changes in Withholding Taxes. If, as a result of any amendment to, or change in, the laws (or any rules or regulations thereunder) of a Relevant Taxing Jurisdiction affecting taxation, or any amendment to or change in an official interpretation or application of such laws, rules or regulations that has a general effect, which amendment to or change of such laws, rules or regulations, or official interpretation or application, is publicly announced and becomes effective on or after the later of the Issue Date or the date the relevant jurisdiction became a Relevant Taxing Jurisdiction, the Company and the Guarantor, as applicable, would be obligated, after taking all reasonable measures to avoid this requirement, to pay Additional Amounts in excess of the Additional Amounts attributable to a withholding tax rate of 4.9% with respect to taxes imposed by the government of Mexico or, if different, the rate of withholding imposed by the relevant jurisdiction when it became a Relevant Taxing Jurisdiction with respect to the Notes, then, at the Company’s option, all, but not less than all, of the Notes may be redeemed at any time on giving not less than 10 nor more than 60 days’ notice, at a redemption price equal to 100% of the outstanding principal amount, plus any accrued and unpaid interest on the principal amount of the Notes to be redeemed to the date of redemption; provided, however, that (1) no notice of redemption for tax reasons may be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay Additional Amounts if a payment on the Notes were then due, and (2) at the time such notice of redemption is given such obligation to pay such Additional Amounts remains in effect.

This notice, once delivered by us to the Trustee, shall be irrevocable.

4. Amendment; Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding. The Indenture also contains provisions (i) permitting the Holders of a majority in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and (ii) permitting the Holders of a majority in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

5. Defaults and Remedies. As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or premium, if any, or interest hereon on or after the respective due dates expressed herein.

6. Transfer; Exchange; Decreases and Increases. As provided in the Indenture and subject to certain limitations therein set forth (including, without limitation, the restrictions on transfer under Sections 3.06 of the Base Indenture), the transfer of this Note is registrable by the Trustee, upon surrender of this Note for registration of transfer at the office of any transfer agent, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the transfer agent duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange of this Note, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any registration of transfer or exchange of this Note, other than exchanges pursuant to Section 3.06 or Section 4.06 of the Base Indenture not involving any transfer. This Note is a Global Security and is subject to the provisions of the Indenture relating to Global Securities, including the limitations in Sections 2.02 and 3.03 of the Base Indenture on transfers and exchanges of Global Securities. In the event of redemption of this Note in part only the Schedule of Increases or Decreases in Global Note attached hereto shall be correspondingly adjusted.

7. Denominations. The Notes are issuable only in registered form without coupons in denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

8. Persons Deemed Owners. Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any other agent of the Company or of the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes (subject to Section 8.03 of the Base Indenture), whether or not this Note is overdue, and neither the Company, the Trustee, any Agent nor any such other agent shall be affected by notice to the contrary.

9. Absolute Obligation. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

10. Note Guarantee. The Guarantor has fully and unconditionally guaranteed the full and punctual payment of principal, premium, if any, interest and any other amounts that may become due and payable by the Company in respect of the Notes and the Indenture.

11. Defaults and Remedies. If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

12. Governing Law. This Note, the Note Guarantee and the Indenture shall be deemed to be contracts made under the law of the State of New York, and for all purposes shall be governed by and construed in accordance with the law of said State.

13. Agent for Service; Submission to Jurisdiction; Waiver of Immunities.

a. The parties to the Indenture irrevocably and unconditionally submit to the exclusive jurisdiction of any U.S. federal or New York State court located in the Borough of Manhattan, The City of New York over any suit, action or proceeding arising out of or relating to the First Supplemental Indenture, the Notes or the Note Guarantee. The parties to the Indenture irrevocably and unconditionally waive, to the fullest extent permitted by applicable law, any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. A final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon the parties to the Indenture and may be enforced in any other courts to whose jurisdiction the parties to the Indenture is or may be subject, by suit upon judgment. The parties to the Indenture further agree that nothing herein shall affect any Holder’s right to effect service of process in any other manner permitted by law or bring a suit action or proceeding (including a proceeding for enforcement of a judgment) in any other court or jurisdiction in accordance with applicable law.

b. The Company has appointed the Authorized Agent upon which process may be served in any legal suit, action or proceeding arising out of or relating to the First Supplemental Indenture, the Notes or the Note Guarantee which may be instituted in any U.S. federal or New York state court in the Borough of Manhattan, The City of New York, New York, and agree that service of process upon such agent, and written notice, or notice in any other manner permitted by applicable law, of said service to the Company by the Person serving the same, shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding and further designates its domicile, the domicile of the Authorized Agent specified above and any domicile the Authorized Agent may have in the future as its domicile to receive any notice hereunder (including service of process). If for any reason the Authorized Agent (or any successor agent for this purpose) shall cease to act as agent for service of process as provided above, the Company shall promptly appoint a successor agent for this purpose reasonably acceptable to the Trustee. The Company agrees to take any and all actions as may be necessary to maintain such designation and appointment of such agent in full force and effect.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT—
(Cust)
TEN ENT -	as tenants by the entireties	Custodian under Uniform
(Minor)
JT TEN -	as joint tenants with right of survivorship and not as tenants in common	Gifts to Minors Act (State)

Additional abbreviations may also be used

though not in the above list.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of increase or decrease of this Global Note	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee